                                                                   Exhibit 10.15


                                COMMERCIAL LEASE
                                    LONG TERM

                                    LEASE NO.

                                    03-53542

                                TABLE OF CONTENTS
                            COMMERCIAL LEASE 03-53542

ARTICLE 1 .....................................................................    1
     DEFINITIONS ..............................................................    1
          1.1     Affiliated Entity ...........................................    1
          1.2     Date of Determination .......................................    1
          1.3     Change in Use ...............................................    1
          1.4     Default .....................................................    1
          1.5     Department ..................................................    1
          1.6     Impositions .................................................    1
          1.7     Improvements ................................................    2
          1.8     Interest Rate ...............................................    2
          1.9     Leasehold Mortgagee .........................................    2
          1.10    Parcel ......................................................    2
          1.11    Premises.....................................................    2
          1.12    Rent ........................................................    2
          1.13    CPI .........................................................    2
          1.14    Current Appraised Land Value ................................    2
          1.15    Aggregate CPI ...............................................    2
          1.16    Adjustment Differential .....................................    2
          1.17    Adjustment Percentage .......................................    2

ARTICLE 2 .....................................................................    3
     PARCEL ...................................................................    3
          2.1     Definition ..................................................    3
          2.2     Condition ...................................................    3

ARTICLE 3 .....................................................................    3
     TERM .....................................................................    3
          3.1     Commencement; Expiration ....................................    3
          3.2     Extension ...................................................    3

ARTICLE 4 .....................................................................    4
     RENT .....................................................................    4
          4.1     Annual Rent .................................................    4
          4.2     Base Rent ...................................................    4
          4.3     Adjustment of Land Value ....................................    4
          4.4     Additional Rent Applicable to Unforeseen Development ........    5
          4.5     Interest; Penalty ...........................................    6
          4.6     Notice and Demand ...........................................    6

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
          4.7     Extension ...................................................    6
          4.8     Sublease to Affiliated Entity; Imputed Rent .................    6
          4.9     Prepaid Rent ................................................    6
          4.10    Proration of Rent ...........................................    7

ARTICLE 5 .....................................................................    8
     ADDITIONAL AMOUNTS .......................................................    8
          5.1     Definition ..................................................    8
          5.2     Payment .....................................................    8
          5.3     Evidence ....................................................    8
          5.4     Interest ....................................................    8
          5.5     Taxes .......................................................    8

ARTICLE 6 .....................................................................    9
     USE AND OCCUPANCY OF PREMISES ............................................    9
          6.1     Uses ........................................................    9
          6.2     Artifacts ...................................................    9
          6.3     Native Plants ...............................................    9
          6.4     Waste; Conformity to Law ....................................    9
          6.5     Minerals ....................................................    9
          6.6     Quiet Enjoyment .............................................   10
          6.7     Inspection ..................................................   10
          6.8     Surrender ...................................................   10
          6.9     Zoning ......................................................   10
          6.10    Change in Use ...............................................   10
          6.11    Trespass ....................................................   10
          6.12    Repair and Maintenance ......................................   10

ARTICLE 7 .....................................................................   11
     EASEMENTS AND DEDICATIONS ................................................   11
          7.1     Public Use Interests ........................................   11
          7.2     Temporary, Non-Exclusive Easements ..........................   11
          7.3     Reservations ................................................   11

ARTICLE 8 .....................................................................   12
     RECORDS ..................................................................   12
          8.1     Record Keeping; Inspection ..................................   12

ARTICLE 9 .....................................................................   12
     CONSTRUCTION AND IMPROVEMENTS ............................................   12
          9.1     Definitions .................................................   12
          9.2     Prior Approval ..............................................   12

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
          9.3     Utilities; New Construction ................................    13
          9.4     Annual Statement ...........................................    13
          9.5     Ownership ..................................................    13
          9.6     Subleases ..................................................    13
          9.7     Insurance Proceeds .........................................    14
          9.8     Reimbursement; Amortization ................................    14
          9.9     Removal ....................................................    14
          9.10    Use and Removal of Water ...................................    14
          9.11    Improvements Dedicated to Public Use .......................    14

ARTICLE 10....................................................................    15
     LIENS ...................................................................    15
          10.1    Payment; Indemnity .........................................    15
          10.2    Notice .....................................................    15
          10.3    Contest ....................................................    15

ARTICLE 11....................................................................    15
     INSURANCE AND INDEMNITY .................................................    15
          11.1    Indemnity ..................................................    15
          11.2    Policies ...................................................    16
          11.3    Amounts ....................................................    16
          11.4    Blanket Policy .............................................    16
          11.5    Copies .....................................................    16

ARTICLE 12....................................................................    17
     DAMAGE ..................................................................    17
          12.1    Lessee's Obligations .......................................    17

ARTICLE 13....................................................................    17
     TRADE FIXTURES AND PERSONAL PROPERTY ....................................    17
          13.1    Personal Property ..........................................    17

ARTICLE 14....................................................................    17
     ASSIGNMENTS AND SUBLEASES ...............................................    17
          14.1    Financing ..................................................    17
          14.2    Other Assignments ..........................................    17
          14.3    Subleases ..................................................    18
          14.4    Attornment .................................................    18

ARTICLE 15 ...................................................................    19
     CONDEMNATION ............................................................    20
          15.1    Definition; Division .......................................    20

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
          15.2    Termination ................................................    20
          15.3    No Termination .............................................    21
          15.4    Temporary Taking ...........................................    21

ARTICLE 16 ...................................................................    21
     LESSOR'S RIGHT TO PERFORM AND INSPECT ...................................    21
          16.1    Right ......................................................    21
          16.2    Inspection .................................................    22

ARTICLE 17 ...................................................................    22
     DEFAULT AND REMEDIES ....................................................    22
          17.1    Events .....................................................    22
          17.2    Remedies ...................................................    23
          17.3    Waiver .....................................................    24

ARTICLE 18....................................................................    24
     HOLDING OVER ............................................................    24
          18.1    No Holding over ............................................    24

ARTICLE 19 ...................................................................    25
     MORTGAGES ...............................................................    25
          19.1    Definition .................................................    25
          19.2    Filing .....................................................    25
          19.3    Preconditions ..............................................    25
          19.4    Conditions .................................................    25
          19.5    Limitations ................................................    29

ARTICLE 20 ...................................................................    29
     ENVIRONMENTAL MATTERS ...................................................    29
          20.1    Definition of Regulated Substances and Environmental Laws ..    29
          20.2    Compliance with Environmental Laws .........................    30
          20.3    Designated Compliance Officer ..............................    30
          20.4    Audit ......................................................    30
          20.5    Environmental Assessment ...................................    30
          20.6    Indemnity for Environmental Damage .........................    31
          20.7    Scope of Indemnity .........................................    31
          20.8    Lessee's Participation in the Defense ......................    31
          20.9    Restoration ................................................    31

ARTICLE 21 ...................................................................    32
     ARBITRATION .............................................................    32
          21.1    Jurisdiction ...............................................    32

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
          21.2    Request ....................................................    32
          21.3    Rules ......................................................    32
          21.4    Decision ...................................................    32
          21.5    Fees .......................................................    32
          21.6    Injunctive Relief ..........................................    33
          21.7    Mandatory Arbitration ......................................    33

ARTICLE 22 ...................................................................    33
     MUTUAL CANCELLATION .....................................................    33
          22.1    Mutual Cancellation ........................................    33
          22.2    Lessee's Termination .......................................    33
          22.3    Proration of Rent ..........................................    33

ARTICLE 23 ...................................................................    34
     MISCELLANEOUS ...........................................................    34
          23.1    Rights .....................................................    34
          23.2    Binding Effect .............................................    34
          23.3    No Partnership .............................................    34
          23.4    Quitclaim Upon Termination .................................    34
          23.5    Titles .....................................................    34
          23.6    Notices ....................................................    34
          23.7    No Promise To Sell .........................................    35
          23.8    Cancellation ...............................................    35
          23.9    Applicable Law .............................................    35
          23.10   Amendment ..................................................    35
          23.11   Attorneys' Fees ............................................    35
          23.12   Execution ..................................................    35
          23.13   Severability ...............................................    35
          23.14   Mortgagee Request ..........................................    35
          23.15   Memorandum .................................................    36
          23.16   Cooperation ................................................    36
          23.17   Construction ...............................................    36
          23.18   Governing Law ..............................................    36

                          COMMERCIAL LEASE NO. 03-53542

                          ARIZONA STATE LAND DEPARTMENT

     THIS COMMERCIAL LEASE is entered into by and between the State of Arizona (as "Lessor" acting by and through the Arizona State Land Department) and Failure Analysis Associates, Inc. (as "Lessee"). In consideration of the payment of Rent and the performance by the parties of each of the provisions set forth herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Affiliated Entity. An Affiliated Entity for purposes of this lease shall mean a partnership, corporation, trust or other legal entity controlled by or under common control of Lessee. "Control," for these purposes, shall mean ownership of at least 25% of the stock, interest in profits, or beneficial interest.

     1.2 Date of Determination. The fifth, tenth, fifteenth, twentieth and twenty-fifth anniversaries of the commencement date.

     1.3 Change in Use. A change in the use of the Premises from a Permitted Use as defined in Paragraph 6.1 to a use which is not a Permitted Use as defined in Paragraph 6.1.

     1.4 Default As defined in Paragraph 17.1.

     1.5 Department. The Arizona State Land Department and any successor agency, board or commission.

     1.6 Impositions. All assessments and charges for utilities and communication services, all assessments imposed pursuant to the development, construction and operation of any project on the Parcel, all license, permit and other authorization fees, all taxes, duties, charges and assessments of every kind and nature imposed by any public or governmental authority pursuant to any current or subsequently enacted law, ordinance, regulation or order which during the Term of the Lease become due, or imposed upon, charged against, measured by or become a lien on (a) the Parcel; (b) any Improvements or personal property of the Lessee located on the Parcel; (c) the interest of the Lessee in this Lease or in the proceeds received by Lessee from any assignments and/or subleases of the Premises.

     1.7 Improvements. As defined in Paragraph 9.1.

     1.8 Interest Rate: The rate of interest established pursuant to A.R.S.
(S) 37-241 (D) or any successor statute.

     1.9 Leasehold Mortgagee. As defined in Paragraph 19.1.

     1.10 Parcel. As defined in Paragraph 2.1.

     1.11 Premises. The Parcel together with all rights and easements appurtenant thereto as expressly granted by this Lease, Improvements, temporary or portable structures, and personal property located on, below or above the Parcel.

     1.12 Rent. "Rent" means Annual Rent, Base Rent, Percentage Rent, or any combination thereof, including any and all payments required by Lessee to Lessor.

     1.13 CPI. "CPI" shall mean the revised Consumer Price Index, U.S. City Average for all Urban Consumers--All Items (1982-1984 equals 100) for the pertinent month, issued by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI shall hereafter be converted to a different standard reference base or otherwise revised, adjustments of rent based upon the CPI shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics, or if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by any nationally recognized publisher of similar statistical information. If the CPI shall cease to be published, there shall be substituted therefore such index as Lessor selects a reasonable substitute.

     1.14 Current Appraised Land Value. Current Appraised Land Value shall mean the land Value, as adjusted pursuant to the terms of this Lease.

     1.15 Aggregate CPI. Aggregate CPI shall mean the cumulative total CPI over the previous five years preceding the current Date of Determination, to the nearest one-tenth (1/10) of one percent (0.1%).

     1.16 Adjustment Differential. Adjustment Differential shall mean the number resulting from the difference between the Aggregate CPI subtracted from one (1), if the Aggregate CPI is greater than that of the previous five (5) years, except as provided in Paragraph 4.3 (d). If the Aggregate CPI is equal to or less than that of the previous five (5) years, the Adjustment Differential shall be one hundred percent (100%).

     1.17 Adjustment Percentage. Adjustment Percentage shall mean the product of the Adjustment Differential multiplied by the Aggregate CPI, rounded to the nearest ten thousandth (1/100 of 1%).

                                    ARTICLE 2
                                     PARCEL

     2.1 Definition. Lessor hereby leases to Lessee for the Term, at the Rent, and in accordance with the provisions set forth herein, the State Land in Maricopa County, Arizona described in Exhibit "A" attached hereto (the "Parcel") for the uses and purposes specified in Article 6 hereof.

     2.2 Condition. Lessee has examined the physical condition of the Parcel, is familiar with it, and takes it "as is". Lessor makes no express or implied warranties as to the physical condition of the Parcel.

                                    ARTICLE 3
                                      TERM

     3.1 Commencement; Expiration. The Term of this Lease shall be for a period of no more than 30 Years commencing on January 17, 1998 "Commencement Date" and ending on January 16, 2028, "Expiration Date", unless sooner canceled or terminated as provided herein.

     3.2 Extension. Lessee may at any time during the term of this lease (but in any event not later than one hundred eighty (180) days prior to the expiration date of this Lease, or any extension thereof), without Lessor's approval, elect to extend the term of this Lease for a period of fifteen (15) years by delivering written notice of such election to Lessor. Such election by lessee may be exercised two (2) times for a total extension period not to exceed thirty
(30) years. (a) In the event Lessee exercises the first extension, as allowed hereunder, the Current Appraised Land Value, commencing on the first day of the extension period, shall be determined by a new appraisal as follows: not later than one hundred fifty days (150) prior to the Expiration Date, Lessor shall select a qualified, State of Arizona Certified General Real Estate appraiser to appraise the Parcel. The appraisal shall be a determination of the Fair Market Value of the Parcel as of the Expiration Date. The appraisal shall value the Parcel as if vacant and available for its highest and best use, which may or may not be the then current use. The Fair Market Value shall hereafter be referred to as the Current Appraised Land Value. (b) Commencing on the beginning date of the first extension period, the Base Rent shall be 8.5% of the Current Appraised Land Value. The Base Rent shall be adjusted every five (5) years during the first and second option period, in the manner provided in Article 4.3 (d), commencing on the first Date of Determination of the first extension period, subject to Article 4.3.

                                    ARTICLE 4
                                      RENT

     4.1 Annual Rent. Lessee shall pay Rent as provided herein to Lessor, without notice or demand, each year in advance on the anniversary of the commencement date of this Lease for the use and occupancy of the Parcel during the Term of this Lease without offset or deduction.

     4.2 Base Rent. The annual Base Rent shall be a percentage of the Current Appraised Land Value. The Current Appraised Land Value on the Commencement Date of this Lease is $6,445,560.00. Base rent as a percentage of the then Current Appraised Land Value over the term of this Lease is as follows:

Lease Years 1 and 2            6%

Lease Years 3 and 4            7%

Lease Years 5 and 6         7.25%

Lease Years 7               7.50%

Lease Years 8 and 9            8%

Lease Years 10 and 11       8.25%

Lease Years 12 through 30   8.50%

     4.3 Adjustment of Land Value. The following provisions shall constitute the Land Value adjustment methodology for purposes of rent escalation for this Lease and any extensions(s) hereof.

          (a) All calculations shall be carried out to a minimum of four (4) decimal places, i.e., calculated to the nearest ten thousandth (1/100 of 1%).

          (b) On the fifth anniversary of the Commencement Date, the Current Appraised Land Value of Lease year Five shall to multiplied by 10 percent (10%). The product of that calculation shall be added to the Current Appraised Land Value of Lease Year Five and that sum shall be the Current Appraised Land Value for Lease Years Six through Ten.

          (c) On the Tenth anniversary of the Commencement Date the Current Appraised Land Value of Lease Year Ten shall be multiplied by 20 percent (20%). The product of that calculation shall be added to the Current Appraised Land Value of Lease Year Ten. The sum of that calculation shall be the Current Appraised Land Value for the Lease Years Eleven through Fifteen.

          (d) On all subsequent Dates of Determination, the Current Appraised Land Value shall be adjusted as follows:

               (i) If the Aggregate CPI is greater than that of the previous five (5) years, the Aggregate CPI shall be subtracted from the number one (1). The difference in that calculation, the Adjustment Differential, shall be multiplied by the Aggregate CPI. The Product of that calculation shall be the Adjustment Percentage. The Adjustment Percentage shall be multiplied by the Current

Appraised Land Value of the lease year preceding the Date of Determination. The Product of that calculation shall be the Current Appraised Land Value.

                  Example:   Aggregate CPI                  = A
                             Number one (1)                 = B
                             Adjustment Differential        = C
                             Adjustment Percentage          = D

               Current Appraised Land Value of Lease Year
               Preceding the Date of Determination          = E
                             B - A = C
                             C x A = D
                             D x E = Current Appraised Land Value

               (ii) The Adjustment Differential at any Date of Determination shall never be less than 1750 (17.5%), or greater than 1.00 (100%)

               (iii) No adjustment to the Current Appraised Land Value shall be made if the Aggregate CPI for the current Date of Determination is a negative number.

               (iv) If the Aggregate CPI for the current Date of Determination is equal to or less than the Aggregate CPI from the previous Date of Determination, the Adjustment Percentage shall be the actual sum of the Aggregate CPI. [The Adjustment Differential shall be 100 percent (100%).]

               (v) If the Adjustment Differential as calculated in Paragraph 4.3
(d)(i) or (ii) for the current Date of Determination is 17.5% on two or more successive Dates of Determination, the Adjustment Differential shall be 35% for the second successive Date of Determination during which this phenomenon occurs. If said Adjustment Differential would be calculated at 17.5% for a third successive five-year period, it shall increase to 70 percent (70%) for the third successive Date of Determination.

     4.4 Additional Rent Applicable to Unforeseen Development. Lessee intends to expend $14,000,000 (in addition to existing improvements) for additional Improvements (as defined in Article 9) on the Parcel. Lessor is concerned that if Lessee intensifies Lessee's use of the Parcel beyond the present expectations of the Lessor and Lessee, the rent described in Article 4 hereof will not reflect such unforeseen expansion or intensification of Lessee's use of the Parcel. Therefore, Lessee agrees that Lessee shall pay to Lessor annually as additional rent an amount equal to five percent (5%) of the sum of the amount in excess of said $14,000,000 (adjusted as provided herein), which Lessee so invests. Such additional rent shall be payable in the year in which completed, within 30 days of completion on a pro rata basis, and shall be added to base rent each year thereafter. The date of completion of the additional Improvements shall be the date on which the Lessee is issued a Certificate of Occupancy from the appropriate Governmental Agency, or upon final inspection from the appropriate Governmental Entity. Lessee shall notify Lessor of the actual cost of such excess structures within 30 days of their completion and provide to Lessor such evidence as Lessor may reasonably require to verify such costs. The aforesaid $14,000,000 shall be adjusted by multiplying it by a fraction, the numerator of which is the CPI for the Month in which the excess improvement is completed and the denominator of which is the CPI for the month in which this Lease is signed.

     4.5 Interest; Penalty. Lessee shall pay a penalty of five percent (5%) plus interest on any amount of delinquent Rent. Interest shall accrue daily on the delinquent amount and on the penalty at the Interest Rate until paid.

     4.6 Notice and Demand. Unless the time for payment of Rent has previously been extended pursuant to Paragraph 4.7, if Lessor has not received a Rent payment by the due date, the Lessor shall not be entitled to exercise any right or remedy hereunder unless it has delivered to Lessee written notice pursuant to A.R.S. (S)37-289 demanding that within thirty (30) days after the receipt of such notice Lessee make such Rent payment and such thirty (30) day period has expired.

     4.7 Extension. Prior to or after the time the Annual Rent becomes due and owing, Lessee may, in writing, request that Lessor extend the time for payment of Rent or any portion thereof by up to three (3) successive ninety (90) day periods (for a total extension of 270 days for each Lease Year). The Department shall promptly notify Lessee of its approval or disapproval of such extension. Such extended Rent shall be subject to the provisions of Paragraph 4.5 including interest and penalty charged to the Lessee.

     4.8 Sublease to Affiliated Entity; Imputed Rent. Should Lessee desire to sublease the Premises to itself or to an Affiliated Entity, Lessee must first obtain written approval of the terms and conditions of the proposed sublease from Lessor, regardless of whether a pre-approved form of sublease is utilized, which approval shall not be unreasonably withheld, and a Fair Market Rent shall be imputed to such a sublease for purposes of calculating Rent under this Article. Lessee shall set forth in its application the Fair Market Rent to be imputed to the proposed sublease, which determination Lessor may dispute, at Lessor's election, either according to the arbitration provisions of Article 21 of this Lease, or by obtaining an independent appraisal at Lessor's expense; such Rent as determined through arbitration or appraisal shall be binding upon Lessor and Lessee for the purposes of imputing Rent under this paragraph. For the purposes of this paragraph, "Fair Market Rent" means the most probable rent that the subject property would command if it were exposed on the open market for a period of time sufficient to attract a tenant who rents the property with full knowledge of the alternatives available to him on the market.

     4.9 Prepaid Rent. Lessee shall be allowed to prepay Base Rent with Lessor's written approval for rights of way to be dedicated to public use at any time during the term of this Lease, under the following conditions:

     (a) Such prepayment shall be of all the remaining Base Rent payable through the thirtieth (30th) year on the portion of the Parcel for which prepayment is being made.

     (b) Prepaid rent shall be calculated by discounting to a present value the total Base Rent for the remainder of the Lease Term. The discount rate for prepayment shall be the interest rate being earned by the State of Arizona Treasurer's office on long term investments (10 Years or more) as announced by Treasurer's office for the month immediately preceding the prepayment (as provided for in A.R.S. (S)37-295). If at any time the State of Arizona Treasurer's office ceases to announce a long term interest rate, the discount rate shall be determined using a comparable measure of interest rates on long term investments reasonably acceptable to Lessor and Lessee. Notwithstanding the preceding, in no event shall the discount rate used for a prepayment exceed the maximum rate permitted by applicable law as of the date of such prepayment.

     (c) Such prepayment shall be based on entire rent payments for the years in which Lessee prepays rent, and not pro-rata portions of the year.

     (d) The following pro-rata formula shall be used at any time throughout the term of this Lease for calculating rent on acreage remaining subject to this Lease as a result of prepayment of rent on acreage due to dedication for public use or issuance of rights of way.

                 [(C-A)/C] x B

          Where: A = Number of Acres Prepaid
                 B = Base Rent otherwise payable for the Lease Year(s) in
                        question
                 C = Total acreage leased prior to prepayment

     (e) If Lessee intends to prepay Base Rent as set forth above for rights of way to be dedicated to public use, upon Lessee's request Lessor shall, at Lessee's expense, provide Lessee with an appraisal of the reversionary interest. The reversionary interest appraised shall be either in fee simple or permanent easement at the sole discretion of Lessor. Immediately upon Lessee's prepayment of Base Rent on the rights of way, Lessee shall dedicate its leasehold interest therein to the appropriate governmental authority, and Lessor shall proceed to sell its reversionary interest at public auction in accordance with Arizona law. Lessee shall attend the auction for the reversionary interest and bid the minimum bid amount, all in accordance with the terms set forth in the auction notice. If Lessee is the successful bidder at the auction, Lessee shall proceed to purchase the reversionary interest according to the terms of sale included in the auction notice, and upon completion of the purchase shall dedicate the reversionary interest to the appropriate governmental authority. Failure of the Lessee to bid for, and if required, to purchase and dedicate the rights of way as provided in this paragraph shall result in the immediate cancellation of this Lease, in which event both parties shall be relieved of further rights, duties and obligations under this Lease except those which survive cancellation by the terms of this Lease or Arizona Law. All public rights of way shall be constructed, at no cost to Lessor, so as to conform to City of Phoenix, Maricopa County, and Arizona Department of Transportation standards and specifications, as applicable.

     (f) Lessee acknowledges that in no event will it be entitled to refund of prepaid rent.

     4.10 Proration of Rent. Upon cancellation or termination of this Lease for any reason rent shall not be pro-rated unless specifically stipulated elsewhere in this document or by written agreement of Lessor and Lessee.

                                    ARTICLE 5
                               ADDITIONAL AMOUNTS

     5.1 Definition. In addition to the Annual Rent, Lessee shall also pay or cause to be paid all Impositions and all other costs, expenses, liabilities, obligations or other payments which Lessee under this Lease assumes and agrees to pay, all of which are hereinafter referred to individually and collectively as "Additional Amounts".

     5.2 Payment. Lessee shall pay or cause to be paid all Additional Amounts before any interest, penalty, fine or cost accrues for nonpayment; provided, however, that if any Additional Amount may by law be paid in installments, Lessee may pay such Additional Amounts in installments provided that such installments do not extend past the Expiration Date. Lessee shall pay all such installments and any applicable interest at the time they become due and before any further penalty or fine may be added thereto.

     5.3 Evidence. On request, Lessee shall provide Lessor with evidence of payment of taxes on the Improvements, Removable Improvements, and personal property on the Parcel and other Impositions by governmental authorities. As to all other Additional Amounts, within a reasonable period after Lessee's receipt of a written request, Lessee shall furnish to Lessor pertinent official receipts or other proof satisfactory to Lessor evidencing the payment of any Additional Amounts before the same become delinquent.

     5.4 Interest. If Lessee fails to pay or cause to be paid in accordance with
Article 5 any Additional Amounts, then Lessor shall have all the rights and remedies provided in Section 17.2 as in the case of nonpayment of Rent and in
Section 17.1 including the right to interest at the Interest Rate on all such Additional Amounts, if and to the extent paid by Lessor from and after the date of Lessee's nonpayment.

     5.5 Taxes. Lessee shall timely pay and discharge, without deduction or abatement for any cause, all duties, taxes, charges, assessments, impositions and payments, extraordinary as well as ordinary, unforeseen as well as foreseen, of every kind and nature (under or by virtue of any current or subsequently enacted law, ordinance, regulation or order of any public or governmental authority), which during the Term are due, imposed upon, charged against, measured by or become a lien on (i) any part of the premises; (ii) the interest of any of the parties to this Lease or in proceeds received pursuant to this Lease; and (iii) the rent paid pursuant to this Lease. Lessee shall have the right to contest any such taxes, assessments or other charges provided that the fee interest of Lessor shall not thereby be encumbered. In event of sale or exchange of fee title to a private party taxes and assessments payable under this paragraph shall exclude all municipal, State or federal income, gift, estate inheritance or excess profit taxes assessed against Lessor.

                                    ARTICLE 6
                          USE AND OCCUPANCY OF PREMISES

     6.1 Uses. The Premises shall be used solely and exclusively for "Permitted Uses"; Permitted Uses shall mean research, engineering, testing, and development of vehicles, vehicular components, machinery, structures and structural components, industrial processes, agriculture equipment, military equipment, mechanical, chemical and electrical systems, and other uses allowed by zoning unless Lessor determines and advises Lessee in writing otherwise. All other uses are prohibited.

     6.2 Artifacts. (a) Pursuant to A.R.S. (S)(S)41-841 and 41-842, Lessee, Lessee's employees, and Lessee's guests shall not excavate or collect any prehistoric or historic archaeological specimens on the Premises without a permit from the Director of the Arizona State Museum and written approval of Lessor pursuant to the terms of this Lease. Lessee shall immediately report any unpermitted excavation or collection or archaeological specimens on the Premises to the Arizona State Museum and Lessor. (b) Pursuant to A.R.S. (S)41-844, Lessee shall report to the Director of the Arizona State Museum and Lessor any prehistoric or historic archaeological site, or paleontological site, that is discovered on the Premises by Lessee, Lessee's employees, or Lessee's guests, and shall, in consultation with the Director of the Arizona State Museum and Lessor, immediately take all reasonable steps to secure the preservation of the discovery.

     6.3 Native Plants. Lessee shall not move, use, destroy, cut or remove or permit to be moved, used, destroyed, cut or removed any cactus, protected native plants or products of the land except that which is necessary for the use of the Parcel, and then only with the prior written approval of Lessor, and such permission shall not be unreasonably withheld or delayed. If the removal or destruction of plants protected under the Arizona Native Plant Law is necessary to the use of the Parcel, Lessee shall also obtain the prior written approval of the Arizona Department of Agriculture.

     6.4 Waste; Conformity to Law. Lessee shall not conduct or permit to be conducted any public or private nuisance on the Premises, nor commit or permit to be committed any waste thereon. Lessee shall maintain the entire Premises in a clean and wholesome condition. Lessee shall not use or permit the Premises be used in any manner that is not in conformity with all federal, state, county, and municipal laws, rules, and regulations, unless Lessor determines and advises Lessee in writing otherwise.

     6.5 Minerals. Lessor excepts and reserves out of the Parcel all oil, gases, geothermal resources, coal, ores, minerals, fossils, and fertilizers of every kind which may be in or upon the Parcel, and the right to enter upon the Parcel to inspect, explore or extract any such items. Lessee shall be entitled to reasonable compensation for any damages resulting from the exercise of the rights reserved hereunder.

     6.6 Quiet Enjoyment. Lessee shall have and hold, peaceable, quiet enjoyment of the Parcel during the Term of this Lease so long as Lessee is in compliance with all the provisions of this Lease.

     6.7 Inspection. Except as otherwise provided herein, Lessor and its duly authorized agents, employees and representatives, shall have the right to enter upon and inspect the Premises and all improvements thereon at a reasonable time, and in a reasonable manner.

     6.8 Surrender. In the event this lease is not renewed, Lessee shall surrender peaceably the possession of the Premises upon expiration of the Term of this Lease.

     6.9 Zoning. Lessee agrees to abide by the applicable provisions of the Maricopa County, or any successor Governmental entity's zoning ordinances, unless Lessor determines and advises Lessee in writing otherwise. To the extent consistent with the purpose of this lease, Lessor shall cooperate with lessee in obtaining any necessary or desired site plan and design review approvals, stipulation modifications, use permits and any other necessary governmental approvals and shall execute and deliver such petitions, plans, applications or other documents as Lessee may from time to time reasonably request to effect such governmental approvals. Lessee shall not rezone any part or all of the Parcel without Lessor's written consent.

     6.10 Change in Use. Lessor shall not unreasonably withhold or delay a request made by Lessee for a Change in Use, provided that such proposed Change in Use (i) is consistent with Lessor approved zoning and (ii) is likely to render the Premises more valuable than the Permitted Use. Lessor shall cause the Parcel for which such Change in Use is requested to be promptly reappraised to determine the then full value of the Parcel. Lessee shall be entitled to obtain, at Lessee's cost, and submit to the Lessor an appraisal, for Lessor's review and consideration for these purposes, from an independent qualified appraiser previously approved by Lessor. The proposed use of underground storage tanks or other environmentally hazardous activities shall be considered reasonable grounds to withhold approval of a Change in Use.

     6.11 Trespass. Lessee shall report to Lessor and appropriate law enforcement authorities any known or suspected trespass or waste committed on the Premises.

     6.12 Repair and Maintenance. Lessor shall be under no obligation whatever to maintain, repair, rebuild or replace any improvement on the Premises. Lessee shall, subject to the provisions of Article 12 (Damage) and Article 15 (Condemnation) and at its own expense, keep and maintain the Premises in good order, condition and repair in conformity with any applicable governmental requirements and if applicable, those of the insurance underwriting board or insurance inspection bureau having jurisdiction over the Premises.

                                    ARTICLE 7
                            EASEMENTS AND DEDICATIONS

     7.1 Public Use Interests. (a) Lessor hereby agrees to make land available for easements (hereinafter called "Public Use Interests") for roadways, access, utilities, and drainage over, under, upon and across such portions of the Parcel as are identified and requested from time to time by Lessee and are reasonably necessary. Such Public Use Interests may be perpetual easements, as required by pertinent governmental authorities or public utilities or Lessor and permitted by state law, and may, at Lessor's option survive cancellation or termination of this Lease and leasehold interest created pursuant hereto.

     (b) Before Lessor makes a Public Use Interest available, Lessee shall deliver a legal description of the pertinent portion of the Parcel demised herein, a completed Application for Right-of-Way and a notice describing the nature of the Public Use Interest required.

     (c) Easements requiring rights which transcend the rights granted herein, either in scope or in time, must be purchased at a price and in the manner required by Arizona law.

     (d) After notification and upon receiving full compensation for the Public Use Interest in the manner required by Arizona law, Lessor shall execute and deliver a patent or easement, as the case may be, in recordable form for the Public Use Interest to the purchaser of the Public Use Interest. The purchaser of the Public Use Interest, if other than the pertinent governmental authority or public utility, shall thereupon immediately dedicate the Public Use Interest to the pertinent governmental authority or public utility and record such Public Use Interest in the office of the Maricopa County Recorder. Lessor shall also execute such other and further documents as may be required to fully implement the intent of this Paragraph; provided that, any other documents executed pursuant to this Paragraph shall not affect any real property other than that portion of the Parcel sold or leased for the Public Use Interest which is included in the Parcel demised herein.

     7.2 Temporary, Non-Exclusive Easements. At Lessee's election and without further consent of Lessor, Lessee may, from time to time, create non-exclusive easements or licenses over, under and across Parcel for roadway, access, drainage and utilities including without limitation, water, power, gas, electric, sewer, telephone, television, and other communications; provided, however, that the term of such easements shall not survive the expiration or termination of this Lease. Lessor shall not be entitled to any compensation for such temporary, non-exclusive easements, except that Lessor shall be entitled to and Lessee shall pay to Lessor fifteen percent (15%) of the revenue from such uses as rent in addition to the Rent otherwise provided for in Article 4 (Rent) of this lease.

     7.3 Reservations. Lessor reserves those rights as required in A.R.S. (S) 37-287, and Lessee has those rights enumerated therein.

                                    ARTICLE 8
                                     RECORDS

     8.1 Record Keeping: Inspection. Lessee shall make and keep for the Term of the Lease and either (a) five years thereafter; or (b) until the conclusion of any dispute concerning this Lease, whichever is later, appropriate books and records concerning the operation of this Lease including but not limited to Federal and State tax statements, receipts and other records. Upon five (5) business days prior written notice Lessor, its duly authorized agents, employees and representatives shall have the right at reasonable times during the Term of this Lease and for either (a) five years thereafter; or (b) until the conclusion of any dispute concerning this Lease, whichever is later, to make reasonable examination of those books, records or other material in order to obtain information which Lessor deems necessary to administer this Lease. Further, upon five (5) business days prior written notice Lessor, its duly authorized agents, employees and representatives shall have the right at all times during the term of any sublease or any extension thereof, and for either (a) five years thereafter; or (b) until the conclusion of any dispute concerning this Lease, whichever is later, to make reasonable examination of any sublessee's books, records or other material which Lessor deems necessary in order to obtain information to administer Article 4 ("Rent") of this Lease.

                                   ARTICLE 9
                         CONSTRUCTION AND IMPROVEMENTS

     9.1 Definitions. (a) "Improvement" means anything placed on or any disturbance of the Parcel which is permanent in character, which is the result of labor or capital expended by Lessee, or by his sublessees, successors or predecessors in interest, on the Parcel in its reclamation or development, and which has enhanced the value of the land. Anything placed on or any disturbance of the Parcel during the Term of this Lease which does not constitute an "Improvement" as defined herein will not be subject to reimbursement. (b) "Removable Improvement" means anything not permanent in character which is the result of labor or capital expended by the Lessee, his sublessees, successors or predecessors in interest on the Parcel. (c) "Reimbursable Improvement" means an Improvement on or of the Parcel (i) for which Lessee shall be reimbursed by a succeeding lessee pursuant to Arizona law, (ii) which is not removable, and
(iii) which is either authorized pursuant to the terms of this Lease or has been preapproved in writing by Lessor prior to placement or disturbance.

     9.2 Prior Approval. Lessee shall not place or construct or permit to be placed or constructed any Improvement or Removable Improvement on or to the Premises, other than Improvements necessary to carry out the purpose of this Lease. All other Improvements are prohibited. Prior to applying for a building permit or prior to beginning construction if no permit is required, Lessee shall submit to Lessor on a current version of Lessor's form known as an Application To Place Improvement ("Application"). No construction shall begin until Lessor approves in writing the Application. The Application shall include plans and specifications (including but not limited to grading, construction and landscape plans) showing the nature, location, approximate cost, and quality of the proposed Improvements. Drainage and waste disposal plans must be submitted with the Application. Plans submitted must be stamped by an Arizona registered engineer or architect. The work shall be completed by an Arizona registered contractor. The location of completed Improvements, as built construction plans stamped by an Arizona registered engineer or architect, and any other information required by Lessor, shall be submitted to Lessor within thirty (30) days following the completion of construction on Lessor's form known as Report Of Improvement Placed With Prior Approval. Any Improvements placed on the Premises shall conform to existing laws and ordinances applicable to construction and maintenance in the jurisdiction where the Premises are located, unless Lessor determines and advises Lessee in writing otherwise.

     9.3 Utilities; New Construction. Gas, electric, power, telephone, water, sewer, cable television and other utility or service lines of every nature shall be placed and kept underground unless Lessor grants prior written approval otherwise. All Improvements shall be of new construction and no Improvements shall be moved from any other location onto the Premises without Lessor's prior written approval.

     9.4 Annual Statement. Within 180 days after each anniversary of the commencement date of this Lease, Lessee shall file with Lessor a sworn statement setting forth the general description of any Improvements placed on the Premises during the prior lease year and the actual cash value of such Improvements. Lessee shall not be deemed to be in default hereunder if the actual cash value is incorrect so long as Lessee made the determination in good faith.

     9.5 Ownership. All Improvements constructed upon the Premises by Lessee shall be the property of Lessee or any successor in interest to whom Lessee specifically conveys all or any part of the Improvements, and shall, unless they become the property of Lessor, be subject to assessment for taxes in the name of Lessee, the same as other property of Lessee. Within sixty (60) days prior to or ninety (90) days following the expiration or termination of this Lease, Lessee may remove those Improvements which belong to it, have been previously approved by Lessor in writing, are free of any liens and can be removed without causing injury to the Parcel. At its option, Lessor may waive any of the above listed prerequisites to Lessee's removal of Improvements on the Parcel. Lessee may, with Lessor's prior written approval and within the time allowed for removal, sell its Improvements to the succeeding Lessee. Lessee's rights under this Paragraph 9.5 shall survive any termination or cancellation of this Lease. Such surviving rights shall not restrict Lessor's ability to release the land and are subject to A.R.S. (S)(S) 37-288 and 37-293.

     9.6 Subleases. In connection with any sublease or assignment filed with Lessor, Lessee may sell all of its right, title and interest in and to any and all Improvements and may allow sublessees or assignees to construct Improvements, subject to the provisions of Paragraph 6.1 ("Uses") in which event the party that purchases or constructs such Improvements, and its successors and assigns, except as may be set forth in any agreement between Lessee and such party, shall thereafter be deemed to be the owner of Improvements with respect thereto, and shall be subject to the requirements, and enjoy the benefits, of this Article as to such Improvements.

     9.7 Insurance Proceeds. Subject to the rights of any pertinent Leasehold Mortgagees, the owner of Improvements and Removable Improvements shall be entitled to any casualty insurance or condemnation proceeds resulting from the destruction or taking of any Improvements or Removable Improvements; provided, however, that the Lessee shall remain obligated to pay to Lessor the Rent under
Article 4 (Rent), and the provisions of Article 15 (Condemnation) shall govern the disposition of condemnation awards that include Lessor's interest in the fee title to the Parcel.

     9.8 Reimbursement; Amortization.

          (a) It is understood and agreed that, all Improvements constructed on the Premises during the term of this Lease shall be fully amortized, on a straight line basis for purposes of reimbursement under A.R.S. 37-242 or A.R. S.37-293, over a fifteen (15) year period. Under no circumstances shall any Improvements be considered to have a value greater than zero after the sixteenth anniversary of the Commencement Date of this Lease, or any extensions.

          (b) The Improvements existing on the Parcel on the Commencement Date hereof have a reimbursement value of $847,277, and shall be amortized for purposes of reimbursement over the first twelve (12) years of this Lease.

          (c) The cost upon which the depreciation schedule described in Paragraph 9.8 (a), shall be the cost of said Improvements at the time of construction as evidenced by the notification required in Paragraph 4.4.

          (d) Any and all Improvements constructed during a permitted option period shall be amortized over the lesser of fifteen (15) years or the remaining term of the last option period exercised. In the event an option period is not exercised subsequent to construction of Improvements, said Improvement shall be amortized, as provided herein, over the option period in which they were constructed.

     9.9 Removal. With the approval of any pertinent Leasehold Mortgagee, the Owner of any structures and Improvements shall have the right, from time to time, to remove or demolish all or any part of such structures or Improvements on the Parcel without any obligation to reconstruct Improvements thereon; provided, however, that the Lessee shall continue to be obligated to pay the annual rent as set forth in Article 4.

     9.10 Use and Removal of Water. This Lease does not confer upon Lessee, its assignees or sublessees, any express or implied rights to the use or removal of surface or ground water from the Parcel.

     9.11 Improvements Dedicated to Public Use. Lessee shall have no right to reimbursement for Improvements that are dedicated or otherwise committed or transferred to public use.

                                   ARTICLE 10
                                      LIENS

     10.1 Payment; Indemnity. Lessee shall be responsible for payment of all costs and charges for any work done by or for it on the Premises or in connection with Lessee's occupancy thereof, and Lessee shall keep the Premises free and clear of all mechanics' liens and other liens and encumbrances on account of work done for or authorized by Lessee or persons or entities claiming under Lessee or bond over such liens according to State law. Lessee expressly agrees to and shall indemnify and hold Lessor harmless against liability, damages, costs, attorney's fees and all other expenses or loss on account of claims of lien or other encumbrances of laborers or materialmen or others for work performed or materials or supplies furnished for or authorized by Lessee or persons or entities claiming under Lessee. Further, any contracts between Lessee, Lessee's assignee or sublessee, and any contractors or subcontractors shall expressly hold Lessor harmless against any liability arising from such contracts, as described above.

     10.2 Notice. Should any claims of lien or other encumbrances be filed against the Parcel or any action purporting to affect the title to the Parcel be commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

     10.3 Contest. Notwithstanding anything contained herein to the contrary, after written notice to Lessor, Lessee may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, legal requirement, lien, encumbrance, charge or any other adverse claim against all or any part of the Premises provided that: (a) the fee interest of Lessor shall not thereby by encumbered; and (b) Lessor shall not thereby become subject to any civil or criminal liability whatsoever for Lessee's failure to comply.

                                   ARTICLE 11
                             INSURANCE AND INDEMNITY

     11.1 Indemnity. Except to the extent occurring or existing prior to the Commencement Date hereof, Lessee hereby expressly agrees to indemnify and hold Lessor harmless, or cause Lessor to be indemnified and held harmless, from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorney's fees and costs, which may be imposed upon or incurred by or asserted against Lessor by reason of any:
(a) accident, injury or damage to any person or property occurring on or about the Premises or any portion thereof; (b) use, non-use or condition of the Premises or any portion thereof; or (c) failure on the part of Lessee to perform or comply with any of the provisions of this Lease; except that none of the foregoing shall apply to Lessor's intentional conduct or active negligence nor to the intentional conduct or active negligence of Lessor's agents, servants, contractors or subcontractors. If any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's written request and at Lessee's expense, will resist and defend such action or proceeding, or cause the same to be resisted either by counsel designated by Lessee or where such occurrence is covered by liability insurance, by counsel designated by the insurer.

     11.2 Policies. Lessee, at its expense, shall at all times during the Term of this Lease, and any extension thereof, maintain in full force a policy or policies of commercial general liability insurance, including property, damage, written by one or more responsible insurance companies licensed to do business in the State of Arizona, and each policy shall be written on an occurrence basis, which insure Lessee and Lessor against liability for injury to persons and property and death of any person or persons occurring in, on or about the Premises, or arising out of Lessee's maintenance, use and occupancy thereof. All commercial general liability and personal property damage policies shall contain a provision that Lessor, named as an additional insured, shall be entitled to recovery under the policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence or wrongdoing of Lessee, its servants, agents and employees or sublessee. Further, the policies shall provide that their coverage is primary over any other insurance coverage available to the Lessor, its servants, agents and employees. All policies of insurance delivered to Lessor must contain a provision that the company writing the policy shall give to Lessor ten (10) days notice in writing in advance of any cancellation or lapse, or the effective date of any reduction in the amounts of insurance.

     11.3 Amounts. The insurance as described in Paragraph 11.2 herein shall afford protection not less than $2,000,000 in combined single limits for bodily injury and property damage liability and each liability policy or policies shall be written on an occurrence basis; provided, however, that the minimum amount of coverage for the above shall be adjusted upward on Lessor's reasonable request to be made no more frequently than once every two (2) years so that such respective minimum amounts of coverage shall not be less than the amounts then required by statute or generally carried on similarly improved real estate in the County herein described, whichever is greater. If at any time Lessee fails, neglects or refuses to cause such insurance to be provided and maintained, then Lessor may, at its election, procure or renew such insurance and any amounts paid therefor by Lessor shall be an additional amount due at the next date Rent is due and payable.

     11.4 Blanket Policy. Notwithstanding anything to the contrary in this Article, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a socalled blanket policy or policies of insurance maintained by Lessee, provided, however, that the coverage afforded Lessor will not be reduced by reason of the use of such blanket policy of insurance.

     11.5 Copies. Copies of said policies shall be delivered to Lessor prior to Lessee's occupancy of the Premises along with a current certificate of insurance. Lessee shall maintain with Lessor a current certificate of insurance and a current copy of the policy during this lease.

                                   ARTICLE 12
                                     DAMAGE

     12.1 Lessee's Obligations If the Parcel or any building or other Improvement or Removable Improvement located thereon is damaged or destroyed during the Term of this Lease, Lessee may, but shall be under no obligation to, arrange, at its expense for the repair, restoration and reconstruction of the same substantially to its former condition, but such damage or destruction shall not terminate this Lease or relieve Lessee from its duties and liabilities hereunder or, as Lessee may elect, for development and construction of a substantially different project consistent with a permitted use approved by Lessor pursuant to Paragraph 6.10 ("Change in Use").

                                   ARTICLE 13
                      TRADE FIXTURES AND PERSONAL PROPERTY

     13.1 Personal Property. Any trade fixtures, signs, store equipment, and other personal property installed in or on the Parcel by Lessee or any sublessee shall remain their property subject to the provisions of this Lease. Lessee shall have the right, provided it is not then in breach hereunder, at any time to remove any and all of the same, subject to the restrictions of Paragraph 9.5 ("Ownership").

                                   ARTICLE 14
                            ASSIGNMENTS AND SUBLEASES

     14.1 Financing. Without further approval by Lessor, Lessee shall have the right at any time and from time to time during the Term of this Lease to assign or otherwise encumber by way of mortgages, deeds of trust or other documents or instruments, all or any part of its right, title and interest in and to this Lease to any person or entity for the purpose of obtaining financing. An assignment pursuant to this Paragraph 14.1 shall not relieve Lessee of any obligations hereunder. The provisions of Paragraph 14.2 ("Other Assignments") shall not in anyway limit Lessee's right to obtain leasehold financing as set forth herein.

     14.2 Other Assignments. With Lessor's prior written approval, which shall not be unreasonably withheld or delayed, Lessee may at any time and from time to time during the Term of this Lease assign all or any part of its rights, interest and obligations hereunder to all of the Premises. Lessee shall request approval for any assignment by submitting an application therefore on such forms as Lessor may require. Lessee shall not be deemed to have assigned its interests herein as a result of (a) any addition or withdrawal of a partner, if Lessee is a partnership, (b) any change in stock ownership, if Lessee is a corporation,
(c) any change in the beneficial ownership, if Lessee is any other form of entity, or (d) assignment by Lessee of part or all of its interest herein to an Affiliated Entity.

     14.3 Subleases. So long as there is then no uncured default, Lessee may sublease portions of the Premises with the prior written approval of Lessor upon submission of a copy of the proposed sublease, which approval shall not be unreasonably withheld or delayed, provided the following conditions are satisfied:

     (a) No sublease shall relieve Lessee of its responsibility to pay and perform all of its obligations hereunder;

     (b) Lessee shall not be entitled under a sublease to collect rent which is prepaid in excess of one year in advance, unless Lessee either: (i) prepays Rent to the extent allowed by this Lease, for the portion of the Parcel covered by the sublease, or (ii) provides Lessor with a letter of credit or other bond which is in such form as is reasonably satisfactory to Lessor and secures payment to Lessor of the pro rata portion of such prepaid rent which Lessor would be entitled to receive as Rent under this Lease for the pertinent portion of the Premises;

     (c) The proposed use of the portion of the Premises subject to the sublease must be a Permitted Use under this Lease;

     (d) The term of the sublease is for a period of not less than 2 years;

     (e) Such sublease provides that any violation of any provisions of this Lease, whether by act or omission, by a sublessee shall be a default under the sublease, entitling the lessor thereunder to terminate such sublease and exercise other remedies as a result thereof;

     (f) Such sublease contains the attornment provisions of paragraph 14.4;

     (g) Such sublease is an arms-length transaction negotiated in good faith and provides for rental rates comparable to existing market rates; and

     (h) Such sublease is on a form of lease which has been previously approved by Lessor or is otherwise entered into upon terms and conditions which are reasonably satisfactory to Lessor.

     14.4 Attornment. If this Lease is terminated prior to the expiration of its term, then, so long as a sublessee complies with the terms and conditions set forth in its sublease, it shall attorn thereunder directly to Lessor, Lessor shall attorn to such sublessee, including recognizing the rights of any lenders under the sublease, and Lessor shall not disturb such sublessee, in accordance with the terms of the pertinent sublease; provided, however, that:

     (a) Lessor's obligations thereunder shall be no greater and its rights no less than those set forth in this Lease;

     (b) No sublessee shall be required to make any payment to Lessor unless and until such sublessee shall have received written notice from Lessor of the termination of this Lease and direction that payments and performance thereafter be made directly to Lessor. Thereafter, upon such sublessee's timely payment or performance to Lessor, Lessor shall not be entitled to claim a default for not having received any corresponding payment or performance from Lessee. If a sublessee, however, receives conflicting written notices demanding payment or performance from Lessor and Lessee, such sublessee shall have the right to interplead such payment and/or other matters in any court of competent jurisdiction, in which event such sublessee shall not be deemed in default. Payment or performance when and as ordered by such court shall constitute full performance. So long as a sublessee has made payment for performance to Lessor or interpleaded such matters and is not subject to termination for default of the pertinent sublease, Lessor shall not join that sublessee as a party defendant in any auction or proceeding or take any other action for the purpose of terminating sublessee's interest and estate because of any default under or termination of this Lease. Moreover, notwithstanding the termination of this Lease, so long as Lessee has complied with the requirements hereof relating to subleases, Lessor shall recognize any and all subleases entered into pursuant to the terms hereof and any executory contracts to sublease pursuant to the terms hereof; provided, however, that any and all benefits which would thereafter accrue to Lessee under the sublease shall belong to Lessor;

     (c) Lessor shall not be liable for any act or omission of any prior lessor (including Lessee);

     (d) Lessor shall not be subject to any offsets or defenses which the sublessee may have against any prior lessor (including Lessee);

     (e) Lessor shall not be bound by any payment in respect of rent, common area expenses, or other additional charges, as described in the sublease, which the sublessee might have paid for more than one rental period in advance to any prior lessor (including Lessee);

     (f) Lessor shall not be bound by any agreement or modification of the sublease made without the written consent of Lessor;

     (g) Lessor shall not be bound by any provision set forth in the sublease requiring the sublessor to indemnify or hold the sublessee harmless;

     (h) Lessor shall not be bound by any covenant to undertake or complete any construction of the Parcel or Premises or any portion thereof; and

     (i) Lessor shall not be bound by any obligation to make any payment to the sublessee.

                                   ARTICLE 15

                                  CONDEMNATION

     15.1 Definition; Division. Lessor, any pertinent Leasehold Mortgagees and, if Lessee is not in default, Lessee, shall cooperate in prosecuting and collecting their respective claims for an award on account of a taking of all or any portion of the Premises and all damages or awards (with any interest thereon) to which Lessor, Lessee or any pertinent Leasehold Mortgagees may be entitled by reason of any taking of all or any portion of the Premises (herein referred to as "Condemnation Proceeds"). In the event of the taking or condemnation by any competent authority for any public or quasi-public use or purpose of all or any portion of the Premises at any time during the Lease Term, the rights of Lessor, Lessee, or any Leasehold Mortgagees, to share in the net proceeds of any award for land, buildings, improvements and damages upon any such taking, shall be apportioned as follows:

     (a) Lessee shall receive that portion attributed to the then fair market value of the buildings and Improvements constructed thereon and Lessee shall receive the fair market value immediately prior to such taking of Lessee's leasehold interest in the Leased Premises so taken;

     (b) Lessor shall receive the fair market value of its reversionary interest under this Lease (exclusive of any value attributable to improvements).

The entire amount of the award, settlement or payment attributable to the value of buildings and improvements shall belong to Lessee.

     15.2 Termination. If the whole or materially all of the Premises shall be taken or condemned, this Lease, at Lessee's option as set forth below, shall cease and terminate, and Lessee's obligations to pay Rent, Additional Amounts and other charges hereunder shall be apportioned as of the date of vesting of title in such taking or condemnation proceedings. For the purposes of this Article, a taking or condemnation of materially all of the Premises, as distinguished from a taking or condemnation of the whole of the Premises, means a taking of such scope that the untaken portion of the Premises is not reasonably usable for Lessee's purposes or insufficient to permit the restoration of the then existing Improvement thereon so as to constitute Improvements capable of producing a proportionately fair and reasonable net annual income, taking into consideration the payment of all operating expenses thereof including but not limited to Rent and all other charges herein reserved, and after the performance of all covenants, agreements and provisions herein provided to be performed by Lessee. The determination of what constitutes a fair and reasonable net annual income shall be governed by reference to the average net annual income produced by the Premises during the five-year period immediately preceding the taking (or, if the taking occurs during the first five years of the Lease Term, during the Lease Term to date). As used above, the term "operating expenses" does not include depreciation or income taxes. If there is any controversy as to whether materially all of the Premises have been taken, the controversy shall be resolved by arbitration.

     If materially all of the Premises are taken or condemned, then Lessee, at its option, upon thirty (30) days prior notice to Lessor, given at any time within ninety (90) days after the vesting of title in the condemnor, may cancel and terminate this Lease as to the entire Premises. The Rent and other charges hereunder shall be prorated as of this date of termination.

     15.3 No Termination. In the event of a partial taking or condemnation, i.e., a taking or condemnation of less than materially all of the Premises, this Lease (except as hereinafter provided) shall nevertheless continue, but the Rent for the Lease Year in which such condemnation occurs shall be pro-rated as of the date of such condemnation and that portion of the Rent attributable to that portion of the Premises so taken shall be credited to Lessee's obligations next arising under this Lease, and the Rent shall thereafter be reduced proportionately to reflect the loss of the land taken. In the event that there be any controversy over such proportionate reduction in the Rent, the controversy shall be resolved by arbitration.

     15.4 Temporary Taking, If the whole or any part of the Premises or of the Lessee's interest under this Lease be taken or condemned by any competent authority for its or their temporary use or occupancy for a period which is fewer than four (4) months, this Lease shall not terminate by reason thereof and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of the annual rent and all other charges payable by Lessee hereunder, and, except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations imposed upon Lessee under this Lease, as though such taking or condemnation had not occurred. If the whole or any part of the Premises or the Lessee's interest in this Lease be taken or condemned by a competent authority for its or their temporary use or occupancy for a period which is in excess of 4 months, this lease may be terminated at the option of Lessee upon notice given within thirty
(30) days of the taking or condemnation. Notwithstanding anything to the contrary herein, in the event of any temporary taking or condemnation the Lessee shall, if this Lease has not been terminated as provided in this Paragraph 15.4, be entitled to receive the entire amount of any award made for such taking or condemnation, whether paid by way of damages, Rent or otherwise, unless such period of temporary use or occupancy shall extend to or beyond the Expiration Date, in which case such award shall be apportioned between the Lessor and the Lessee as of such Expiration Date.

                                   ARTICLE 16
                      LESSOR'S RIGHT TO PERFORM AND INSPECT

     16.1 Right. If a default occurs hereunder, then thirty (30) days with respect to monetary defaults or 45 days with respect to nonmonetary defaults (or such additional time as may be necessary to effect a cure in the exercise of reasonable diligence) after Lessee's receipt of written notice of such default, Lessor may, but without being obligated to do so, cure such default by making such payment or performing such act for the account and at the expense of Lessee. No such payment or performance by Lessor shall operate to release or discharge Lessee from any obligation hereunder. All sums paid by Lessor, pursuant to this Article 16 and all reasonable costs and expenses (including reasonable attorneys' fees and costs) so incurred shall constitute Additional Amounts payable by Lessee to Lessor on demand.

     16.2 Inspection. Lessee acknowledges and agrees that Lessor and its authorized representatives shall have the right to enter the Premises and any portion thereof at all reasonable times following reasonable notice (but in no event less than 48 hours prior notice, except in case of emergency) to inspect for compliance with the terms of this Lease, and may take all such action as may be necessary or appropriate for such purposes. Furthermore, Lessee acknowledges and agrees that, at any time within one year prior to the Expiration Date and upon reasonable notice, Lessor may enter the Premises or any portion thereof for the purpose of showing the same to prospective tenants, purchasers or mortgagees and, with the prior approval of Lessee, may display on the Premises advertisements for sale or lease; provided, however, that Lessor may only enter and inspect the structures after reasonable notice and during reasonable business hours. No entry pursuant to this Section shall constitute an eviction.

                                   ARTICLE 17
                              DEFAULT AND REMEDIES

     17.1 Events. Default shall only be deemed to have occurred in the following situations and Lessee shall not be deemed in default hereunder for the purpose of Lessor's exercise of any right or privilege herein until the following applicable notice and grace period has expired:

          (a) If Lessee fails to pay any installment of Rent any penalty or accrued interest thereon as required by the provisions of Article 4 and such failure continues for thirty (30) days after the receipt of notice of default from Lessor, unless the time for the payment has been previously extended pursuant to paragraph 4.7 ("Extension")

          (b) If Lessee fails to perform or comply with any other Term of this Lease and such failure continues for forty-five (45) days after the receipt of notice of default from Lessor; provided, however, that with respect to any such failure which is of such nature that although curable, it cannot, with due diligence and adequate resources, be cured within forty five (45) days, a default shall not be deemed to exist if Lessee commences curing such failure within the 45-day period and thereafter proceeds with reasonable diligence and action to complete curing such failure.

          (c) To the extent then allowed by law, if Lessee files a voluntary petition in bankruptcy which is not dismissed within 90 days after the filing thereof; is adjudicated bankrupt or insolvent; files any petitions or answers seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation: seeks, consents to, or acquiesces in the appointment of any trustee, receiver, or liquidator of Lessee, or of all or any substantial part of its respective property or of the pertinent portion of the Premises; makes any general assignments for the benefit of creditors; or admits in writing its inability to pay its debts generally as they become due.

          (d) To the extent then allowed by law, if a petition is filed against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future federal, state or other statute, law, or regulation, which remains undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if a trustee, receiver, or liquidator of Lessee, or of all or any substantial part of its properties or of the Premises is appointed without the consent or acquiescence of Lessor and such appointment remains unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive).

     17.2 Remedies. Subject to the notice and cure provisions set out in Paragraph 17.1 ("Events") and the rights of any assignee, sublessee or Leasehold Mortgagee, if default exists, Lessor may at its option, exercise, in addition to its rights at law or in equity, any of those remedies set forth below:

          (a) Lessor shall have the right, at its election, to reenter the Premises, or any part thereof, either with or without process of law, and to expel, remove and put out Lessee and persons occupying the Premises under Lessee, using such force as may be necessary in so doing, to take full possession of and control over the Premises and to have, hold and enjoy the same and to receive all rental income of and from the same. No reentry by Lessor shall be deemed an acceptance of a surrender of this Lease, nor shall it absolve or discharge Lessee from any liability under this Lease. Upon such reentry, all rights of Lessee to occupy or possess the Premises shall cease and terminate.

          (b) Lessor shall have the right, at its election, with or without reentry as provided in subparagraph (a) immediately above, to give written notice to Lessee stating that this Lease and the Term hereby demised shall terminate on the date specified by such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Lessee hereunder shall terminate. Upon such termination, Lessee shall quit and peacefully surrender to Lessor the Premises and the Improvements then situated hereon.

          (c) At any time and from time to time after such reentry, Lessor may relet the Premises, or any part thereof, in the name of Lessor or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), and on such conditions (which may include concessions or free rental) as Lessor, in its reasonable discretion, may determine and may collect and receive the rental therefor. However, in no event shall Lessor be under any obligation to relet the Premises or any part thereof, and Lessor shall in no way be responsible or liable for any failure to relet or for any failure to collect any rental due upon any such reletting. Even though it may relet the Premises, Lessor shall have the right thereafter to terminate this Lease and all of the rights of Lessee in or to the Premises.

          (d) Unless Lessor shall have notified Lessee in writing that it has elected to terminate this Lease, no such re-entry or action in lawful detainer or otherwise to obtain possession of the Premises shall relieve Lessee of its liability and obligations under this Lease; and all such liability and obligations shall survive any such re-entry. In the event of any such re-entry, whether or not the Premises, or any part thereof, shall have been relet, Lessee shall pay to Lessor the entire Rent and all other charges required to be paid by Lessee up to the time of such re-entry. Thereafter, Lessee, until the end of what would have been the Term of this Lease in the absence of such re-entry, shall be liable to Lessor, and shall pay to Lessor, as and for liquidated damages:

               (i) The amount of Rent and Additional Amounts which would be payable under this Lease by Lessee if this Lease were still in effect, less

               (ii) The net proceeds of any reletting, after deducting all of Lessor's reasonable expenses in connection with such reletting, including without limitation all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration and repair costs and expenses of preparation for such reletting. Lessor's reasonable expenses of reletting shall not include the cost of constructing any new Improvements on the Parcel nor shall any duty of Lessor to mitigate damages be construed as obligating Lessor to construct new Improvements on the Parcel.

Lessee shall pay such damages to Lessor annually on the date that payment of Rent is due, and Lessor shall be entitled to recover from Lessee annually as the same shall arise. Lessee shall be liable for such damages on an annual basis, whether or not in any prior Lease Year or Lease Years the net proceeds described in subparagraph (ii) above shall have exceeded the Rent and Additional Amounts described in subparagraph (i) above.

          (e) In the event of any breach or threatened breach by Lessee of any of the terms, covenants or agreements contained in this Lease, Lessor shall have, in addition to any specific remedies provided in this Lease, the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise, including the right to enjoin such breach or threatened breach.

     17.3 Waiver. No waiver or breach of any Term of this Lease shall be construed as a waiver of any succeeding breach of the same or any other term.

                                   ARTICLE 18
                                  HOLDING OVER

     18.1 No Holding over. There shall not be any holding over by Lessee or any assignee or sublessee, upon the expiration or cancellation of this Lease for any reason. If nevertheless there be any holding over by Lessee or any assignee or sublessee, the holding over shall give rise to a tenancy at the sufferance of Lessor upon the same terms and conditions as are provided for herein with a Rent for the holdover period commensurate with, but in no event less than, the previous year's Rent.

                                   ARTICLE 19
                                    MORTGAGES

     19.1 Definition. Any instrument including, but not limited to, a deed of trust, mortgage, agreement for sale or other security device which creates an encumbrance on Lessee's or any sublessee's leasehold interest, and which is filed with Lessor as set forth in this Article 19 ("Mortgages"), is herein referred to as a "Permitted Mortgage" unless it is held by an Affiliated Entity, and the holder of the Permitted Mortgage is herein referred to as a "Leasehold Mortgagee". In no event shall an Affiliated Entity be deemed a Leasehold Mortgagee.

     19.2 Filing. No Leasehold Mortgagee shall be entitled to the rights set forth in this Article 19 ("Mortgages") until a true copy thereof is filed with Lessor. The term of any such obligation secured by a Permitted Mortgage shall not be longer than the then remaining Term of this Lease, as such may be extended.

     19.3 Preconditions. Lessee, or any sublessee leasing under a sublease approved by Lessor, from time to time during the Term of this Lease may make one or more Permitted Mortgages upon their leasehold interests, or any fractional portion thereof without the prior written consent of the Lessor; provided that:

          (a) The Lessee, sublessee or the Leasehold Mortgagee shall promptly deliver to the Lessor in the manner herein provided for the giving of notice to the Lessor, a true copy of the Permitted Mortgage and of any assignment thereof and shall notify the Lessor of the address of the Leasehold Mortgagee to which notices may be sent; and

          (b) Each Permitted Mortgage shall contain provisions permitting the disposition and application of condemnation awards in the manner provided in this Lease.

     19.4 Conditions. With respect to any Permitted Mortgage filed in accordance with the provisions of Paragraph 19.2 ("Filing") hereof, the following provisions shall apply:

          (a) Lessor, upon providing Lessee any notice of: (i) default under this Lease, or (ii) a termination of this Lease, or (iii) a matter on which Lessor may predicate or claim a default, shall at the same time provide a true copy of such notice to every Leasehold Mortgagee. No such notice by Lessor to Lessee shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee that has filed a notice with Lessor in accordance with Paragraph 19.2 ("Filing"). From and after such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period after the receipt of such notice for remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Lessee. If an event of default is of a nature that it can reasonably be cured, by lawful means, only by Leasehold Mortgagee obtaining actual physical possession of the Premises, or any part thereof, the period for curing the default shall be extended so long as (i) the Leasehold Mortgagee is pursing such self-help as is available under applicable law or (ii) such Leasehold Mortgagee shall be diligently attempting to obtain, in a court of competent jurisdiction, the right to actual physical possession of the Premises or any part thereof, and the Leasehold Mortgagee cures all other events of default which are susceptible of being cured by the Leasehold Mortgagee.

          (b) Any Leasehold Mortgagee shall have the right to cure any default of Lessee hereunder whether the same consists of the failure to pay Rent or any other sums due and owing hereunder or the failure to perform any other matter or thing which the Lessee is hereby required to do or perform, and the Lessor shall accept such performance on the part of the Leasehold Mortgagee as though the same had been done or performed by the Lessee.

          (c) Any Leasehold Mortgagee may, at the time of any damage or destruction, by fire or otherwise, to all or any portion of the Premises or any property thereon, at no cost or expense to Lessor, repair or replace the same, as the case may be.

          (d) Lessor will take no action by reason of any default on the part of Lessee so long as the periods for the Leasehold Mortgagee's opportunity to cure Lessee's defaults as set forth herein have not run. In the event Lessor issues an order canceling this Lease, the order shall not become final until any foreclosure action by a Leasehold Mortgagee, registered with Lessor pursuant to Paragraph 19.2 ("Filing") of this Lease, is finally resolved, if the Leasehold Mortgagee does both of the following:

               (i) Within thirty (30) days of the date of issuance of a notice of default, files written notice the Lessor of its intent to proceed with a foreclosure action, and

               (ii) Within one hundred twenty days (120) of the date of issuance of a notice of default, has commenced either a foreclosure action in court or a nonjudicial foreclosure of a deed of trust, and has provided Lessor with a certified copy of the complaint or other document that officially commences the foreclosure process, and thereafter prosecutes the foreclosure with reasonable diligence.

Such Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure or other proceedings if the default which would have been the reason for serving such a notice shall be cured. In addition, so long as Lessor has provided notice and an opportunity to cure to Lessee and any Leasehold Mortgagee as provided herein, nothing herein shall preclude the Lessor from exercising any rights or remedies under this lease with respect to any other default by the Lessee during any period of such forbearance. If the Leasehold Mortgagee holding a Permitted Mortgage encumbering Lessee's leasehold interest or a purchaser at a foreclosure or trustee's sale (a "Purchaser") shall acquire title to Lessee's leasehold interest by foreclosure, or by assignment in lieu of foreclosure, or otherwise, and shall cure all defaults of Lessee which are required to be cured by such Leasehold Mortgagee or Purchaser pursuant hereto, as the case may be, then such defaults of Lessee or any prior holder of the Lessee's leasehold interests which are not required to be cured by such Leasehold Mortgagee (or Purchaser) shall no longer be deemed to be defaults hereunder.

          (e) Any Leasehold Mortgagee or Purchaser of the Lessee's or, if applicable, any sublessee's leasehold interest (or any portion thereof) may become the legal owner and holder of all or a portion of this Lease or such sublease by judicial or non-judicial foreclosure of a Permitted Mortgage or as a result of the assignment of this Lease or such sublease in lieu of foreclosure without Lessor's consent, whereupon such Leasehold Mortgagee or Purchaser at a foreclosure sale shall immediately become and remain liable under this Lease (or such sublease) to the same extent as Lessee (or such sublessee), and any and all benefits that would thereafter accrue to Lessee (or such sublessee) under this Lease (or such sublease) shall belong to such Leasehold Mortgagee or Purchaser. In case any such Leasehold Mortgagee or Purchaser by foreclosure of Lessee's interest becomes the owner and holder of this Lease, any of the same events described in Paragraph 17.1 ("Events") by such Leasehold Mortgagee or Purchaser shall constitute a default, and Lessor shall be entitled to the same remedies, but only with respect to that part or portion of the Premises held under this Lease by such Leasehold Mortgagee or Purchaser. Nothing contained herein shall be construed or interpreted to preclude Lessor from exercising any of its rights and remedies hereunder if Leasehold Mortgagee or Purchaser, within the periods provided herein, fails to cure any event of default occurring after the Leasehold Mortgagee or Purchaser acquires its interest herein.

          (f) If such Leasehold Mortgagee or Purchaser is a trustee, each and every obligation of such trustee shall be binding upon it solely in its fiduciary capacity and shall have no force and effect against such trustee in its individual capacity.

          (g) Lessor shall upon request of a Leasehold Mortgagee execute, acknowledge and deliver to such Leasehold Mortgagee, an agreement prepared at the sole cost and expense (excluding, however, the cost of any attorneys' fees incurred by Lessor) of Lessee, the Leasehold Mortgagee or the sublessee if the Permitted Mortgage is on any sublessee's interest, in form satisfactory to such Leasehold Mortgagee between Lessor, Lessee (or sublessee), and Leasehold Mortgagee, agreeing to all of the provisions of this Section.

          (h) Lessor agrees that the name of any Leasehold Mortgagee may be added as an additional insured or to the "loss payable endorsement" or named under a standard mortgagee clause of any and all insurance policies carried by Lessee (or sublessee, if applicable). The proceeds arising from any insurance policies are to be held by a bank or trust company chosen by such Leasehold Mortgagee which is authorized to do business in Arizona and has a net worth of $10,000,000.00 or more (the "Depository"), and distributed pursuant to the provisions of this Lease, or, subject to Lessor's prior approval, by the Leasehold Mortgagee whose Permitted Mortgage encumbers Lessee's interest and is prior in lien to any other Leasehold Mortgagee, but the Leasehold Mortgagee may reserve its right to apply to the mortgage debt all, or any part, of Lessee's share of such proceeds pursuant to the Permitted Mortgage.

          (i) Any Leasehold Mortgagee shall be given prompt notice by Lessor of any arbitration proceedings or legal proceedings by the parties hereto involving obligations under this Lease, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to such proceedings, the Leasehold Mortgagee shall receive notice of, and a copy of, any award or decision made in said arbitration proceedings which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice of arbitration.

          (j) As to any Permitted Mortgage of Lessee's leasehold interest, Lessor consents to a provision therein for an assignment of rents due from sublessee to the holder thereof, effective upon any default under such Permitted Mortgage, subject to Lessee's or Lessor's right to collect such rents. The holder thereof in any action to foreclose the same shall be entitled to the appointment of a receiver.

          (k) Nothing herein contained shall be deemed to impose any obligation on the part of Lessor to deliver physical possession of the Premises to any Leasehold Mortgagee, or to its nominee. Lessor agrees, however, that Lessor will, at the sole cost and expense of such Leasehold Mortgagee, or its nominee, cooperate in the prosecution of summary proceedings to evict the then defaulting Lessee (or sublessee, if applicable).

          (l) Lessee may delegate irrevocably to any Leasehold Mortgagee holding a Permitted Mortgage encumbering Lessee's leasehold interest the authority to exercise any or all of Lessee's rights hereunder, but no such delegation shall be binding upon Lessor unless and until either Lessee or said Leasehold Mortgagee gives to Lessor a true copy of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Permitted Mortgage itself, in which case the service upon Lessor of a true copy of the Permitted Mortgage in accordance with this Article 19 ("Mortgages"), together with a written notice specifying the provision therein which delegates such authority to said Leasehold Mortgagee, shall be sufficient to give Lessor notice of such delegation. The rights set forth in this paragraph shall not affect, modify, or limit the rights of the Leasehold Mortgagee contained in this Lease or Lessee's duties and obligations hereunder.

          (m) No payment made to Lessor by a Leasehold Mortgagee shall constitute an agreement that such payment is, in fact, due under the terms of this Lease. A Leasehold Mortgagee having made any payment to Lessor pursuant to Lessor's wrongful, improper, or mistaken demand shall be entitled to the return of any such payment or a portion thereof provided such Leasehold Mortgagee shall have made demand therefor not later than one year after the date of its payment.

          (n) Lessor shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Lessee, any sublessee, or Leasehold Mortgagee to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee or sublessee, Purchaser, assignee of any right, title or interest of Lessee in this Lease or proposed

Leasehold Mortgagee sublessee, Purchaser, or assignee of any right, title or interest of Lessee in this Lease or any other person, firm, or corporation specified in such request: (i) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;
(ii) as to the existence of any default hereunder to the best of Lessor's knowledge; (iii) as to the Commencement Date and Expiration Date of the Lease Term; (iv) acknowledging that the lienholder is a Leasehold Mortgagee; (v) as to whether the Lessor has assigned its interests or any portion thereof in this Lease and, to the best of its knowledge, as to whether the Lessee has assigned it interests or any portion thereof in the Lease; (vi) certifying that, to the best of Lessor's knowledge, there has been no violation of any law, ordinance or governmental rule or regulation relating to the Premises; (vii) acknowledging that the creation of the Permitted Mortgage or the Leasehold Mortgagee's acquisition of Lessee's interest in the Premises by foreclosure or otherwise will not constitute an event of default under the Lease; and (viii) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by the Lessee and any other person, firm, or corporation to whom the same may be exhibited or delivered.

          (o) Nothing herein contained shall require any Leasehold Mortgagee or Purchaser, as a condition to its exercise of rights, to cure any default of Lessee not reasonably susceptible of being cured by such Leasehold Mortgagee or Purchaser, including but not limited to, a default related to bankruptcy and insolvency and any other sections of this Lease that may impose conditions of default not susceptible to being cured by a Leasehold Mortgagee or Purchaser. Such failure to cure shall not constitute a default hereunder upon the Leasehold Mortgagee or Purchaser taking possession of the Premises through foreclosure of the Leasehold Mortgage or Deed-in-Lieu thereof.

          (p) So long as any Permitted Mortgage of Lessee's leasehold interest is in existence, unless all Leasehold Mortgagees holding Permitted Mortgages of Lessee's leasehold interest shall otherwise consent in writing, the fee title to the Premises and the leasehold estate of Lessee therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of such fee title by Lessee or by a third party, by purchase or otherwise. In addition, this Lease shall not be terminated or modified by an agreement between Lessor and Lessee without the consent of all Leasehold Mortgagees.

     19.5 Limitations. This Lease grants to any Leasehold Mortgagee only those rights expressly set forth herein, regardless of the terms of the Permitted Mortgages or other documents executed in connection therewith.

                                   ARTICLE 20
                             ENVIRONMENTAL MATTERS

     20.1 Definition of Regulated Substances and Environmental Laws. For purposes of this Lease, the term "Environmental Laws" shall include but not be limited to any relevant federal, state, or local environmental laws, and the regulations, rules and ordinances, relating to environmental matters, and publications promulgated pursuant to the local, state, and federal laws and any rules or regulations relating to environmental matters. For the purpose of this Agreement, the term "Regulated Substances" shall include but not be limited to substances defined as "regulated substance," "solid waste," "hazardous waste," "hazardous materials," "hazardous substances," "toxic materials," "toxic substances," "inert materials," "pollutants," "toxic pollutants," "herbicides," "fungicides," "rodenticides," "insecticides," "contaminates," "pesticides," "asbestos," "environmental nuisance," "criminal littering," or "petroleum products" as defined in Environmental Laws.

     20.2 Compliance with Environmental Laws. Lessee/Permittee ("Lessee") shall strictly comply with all Environmental Laws, including, without limitation, water quality, air quality, and handling, transportation, storage, treatment, or disposal of any Regulated Substance on, under, or from the Premises. Without limiting the foregoing, compliance includes that Lessee shall: (a) comply with all reporting obligations imposed under Environmental Laws; (b) obtain and maintain all permits required by Environmental Laws and provided a copy to Lessor within ten business days of receipt of the permit; (c) provide copies of all documentation required by Environmental Laws to Lessor within ten business days of Lessee's submittal and/or receipt of the documentation; (d) during the Term of this Lease, provide copies of all information it receives or obtains regarding any and all environmental matters relating to the premises, including but not limited to environmental audits relating to the Premises regardless of the reason for which the information was obtained or whether or not the information was required by Environmental Laws; and (e) prevent treatment, storage, disposal, handling or use of any Regulated Substances within the Premises without prior written authorization from Lessor.

     20.3 Designated Compliance Officer. Lessee at all times shall employ or designate an existing employee, consultant or representative (the "Designated Compliant Officer") who is responsible for knowing all Environmental Laws affecting Lessee and Lessee's business and monitoring Lessee's continued compliance with applicable Environmental Laws. Upon request by Lessor, Lessee shall make the Designated Compliance Officer available to discuss Lessee's compliance, answer any questions, and provide such reports and confirming information as Lessor may reasonably request.

     20.4 Audit. At any time, Lessor may request the Lessee to provide an environmental audit of the Premises performed by an Arizona registered professional engineer or an Arizona registered geologist. Lessee shall pay the entire cost of the audit.

     20.5 Environmental Assessment. At any time during the Term of the lease, Lessor may require Lessee to obtain one Phase I environmental assessment of the Premises performed by an Arizona registered professional engineer or an Arizona registered geologist. If, based upon the Phase I environmental assessment or its own independent investigation, Lessor identifies any possible violation of Environmental Laws or the terms of this Lease, Lessor may require Lessee to conduct additional environmental assessments as Lessor deems appropriate for the purpose of ensuring that the Premises are in compliance with Environmental Laws. The Phase I assessment, or any other assessment required by Lessor, shall be obtained for the benefit of both Lessee and Lessor. A copy of the Phase I report shall be provided both to Lessee and Lessor. Lessor, in its sole discretion, shall have the right to require Lessee to perform additional assessments of any damage to the Premises arising out of any violations of Environmental Laws. If Lessee fails to obtain any assessment required by Lessor, Lessee shall pay the entire costs of any and all assessments required by Lessor, notwithstanding the expiration or termination of the Lease.

     20.6 Indemnity for Environmental Damage. Lessee shall defend, indemnify and hold Lessor harmless from and against any and all liability, obligations, losses, damages, penalties, claims, environmental response and cleanup costs and fines, and actions, suits, costs, taxes, charges, expenses and disbursements, including legal fees and expenses of whatever kind or nature (collectively, "claims" or "damages") imposed on, incurred by, or reserved against Lessor in any way relating to or arising out of any non-compliance by Lessee, Lessee's successors or sublessees, with any Environmental Laws, the existence or presence from and after the Commencement Date of any Regulated Substance, on, under, or from the Premises, and any claims or damages in any way relating to or arising out of the removal, treatment, storage, disposition, mitigation, cleanup or remedying of any Regulated Substance on, under, or form the Premises by the Lessee, its agents, contractors, or subcontractors.

     20.7 Scope of Indemnity. This indemnity shall include, without limitation, claims or damages arising out of any and all violations of Environmental Laws regardless of any real or alleged fault, negligence, willful misconduct, gross negligence, breach of warranty, or strict liability on the part of any of the indemnitees. This indemnity shall survive the expiration or termination of this Lease and/or transfer of all or any portion of the Premises and shall be governed by the laws of the State of Arizona.

     20.8 Lessee's Participation in the Defense. In the event any action or claim is brought or asserted against Lessor which is or may be covered by this indemnity, the Lessee shall fully participate, at Lessee's expense, in the defense of the action or claim including but not limited to the following: (a) the conduct of any required cleanup, removal or remedial actions and/or negotiations, (b) the conduct of any proceedings, hearings, and/or litigation, and (c) the negotiation and finalization of any agreement or settlement. Lessor shall retain the right to make all final decisions concerning the defense.

     20.9 Restoration. Prior to the termination of this Lease and in addition to those obligations set forth in this Lease, Lessee shall restore the Premises by removing any and all Regulated Substances. In addition, the restoration shall include, but not be limited to, removal of all waste and debris deposited by the lessee. If the Premises or any portions thereof are damaged or destroyed from the existence or presence of any Regulated Substance or if the Premises or any portions thereof are damaged or destroyed in any way relating to or arising out of the removal, treatment, storage, disposition, mitigation, cleanup or remedying of any Regulated Substance, the Lessee shall arrange, at its expense, for the repair, removal, remediation, restoration, and reconstruction to the Premises to the original condition existing on the date that the Lessee first occupied the Premises, to the satisfaction of Lessor. In any event, any damage, destruction, or restoration by Lessee shall not relieve Lessee from its obligations and liabilities under this Lease.

                                   ARTICLE 21
                                   ARBITRATION

     21.1 Jurisdiction. The parties hereby agree that after Lessee has exhausted its administrative remedies as may be required by law, all claims, disputes and other matters in question hereunder shall be subject to arbitration as set forth below; provided, however, that the arbitrators shall have no power to change any of the provisions of this Lease in any respect nor shall they have any power to make an award of reformation and the jurisdiction of the arbitrators is hereby expressly limited accordingly.

     21.2 Request. Either party may serve the other with a written request for arbitration which shall also specify the name and address of one person designated to act as arbitrator on behalf of that party. Within thirty (30) days after the service of such request, the other party shall give to the first party written notice specifying the name and address of the person designated to act as arbitrator on its behalf. If the other party fails to so notify the first party within the time above specified, then the appointment of the second arbitrator shall be made by the first arbitrator. The two arbitrators chosen shall meet within ten (10) days after the second arbitrator is appointed and shall appoint a third arbitrator who shall be a competent, impartial person, and in the event of their being unable to agree upon such appointment within ten(10) days after the time aforesaid, the said arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of twenty
(20) days. If the parties do not so agree, then either party on behalf of both may request the American Arbitration Association to appoint such third arbitrator. The person so appointed pursuant to this Article must be an attorney-at-law actively engaged in the practice of law in Arizona for at least ten (10) years.

     21.3 Rules. Said arbitration shall be conducted in accordance with the rules for Commercial arbitration then in effect for the American Arbitration Association or any successor organization thereto.

     21.4 Decision. The arbitrators shall render their decision, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Their decision shall be in writing and counterpart copies shall be delivered to each of the parties. A decision in which any two of the arbitrators acting hereunder concur may be appealed de novo directly to the superior Court of Arizona, Maricopa County within thirty (30) days of the date of the decision. Unless so appealed, such decision shall in all cases be final, binding and conclusive upon the parties and judgment upon the decision may be entered by any court having jurisdiction thereof.

     21.5 Fees. Unless otherwise required by the decision of the arbitrators, each party shall pay the fees and expenses of the original arbitrator appointed by such party or in whose stead, as above provided, such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any shall be borne equally by the parties. Each party shall bear the expense of its own counsel, experts, and preparation and presentation of proof.

     21.6 Injunctive Relief. Nothing contained herein shall preclude either party from obtaining temporary restraining orders or other injunctive relief issued by courts of law or equity pending the outcome of arbitration pursuant hereto.

     21.7 Mandatory Arbitration. To the extent applicable, Lessor and Lessee agree to make use of mandatory arbitration pursuant to A.R.S.(S) 12-133.

                                   ARTICLE 22
                               MUTUAL CANCELLATION

     22.1 Mutual Cancellation. This lease may be terminated prior to the expiration date upon written agreement signed by both Lessor and Lessee. The agreement shall specify the terms and conditions of such a cancellation and may include but shall not be limited to an acceleration of the amortization of the improvements. In consideration of mutual termination of this Lease, Lessee shall pay Lessor an amount equal to eighteen (18) months rental, based on the rents due for the Lease Years following the termination.

     22.2 Lessee's Termination. Lessee may terminate this Lease after the fifteenth anniversary of the commencement Date, with not less than 180 days prior written notice to Lessor, provided that:

          (a) Lessee has paid the annual rental for the calendar year in which the termination takes effect;

          (b) Lessee waives its rights and interest, if any, to pro rata refund of prepaid or paid rental; and

          (c) In consideration of such early termination, (i) Lessee conveys to Lessor all right, title, and interest in and to the Improvements, free and clear of all monetary liens, reimbursement rights, and encumbrances, or, at Lessor's option, (ii) Lessee, at Lessee's sole cost and expense, removes the Improvements from the Parcel. The aforesaid written notice shall include a reference to this Paragraph 22.2 and a request that Lessor notify Lessee of its election of alternative (i) or (ii) above more than sixty (60) days before the termination date.

          (d) Lessee agrees to allow access to Lessor and make the Premises available to Lessor for marketing purposes, including walk-throughs by potential Lessees.

          (e) Lessee agrees to provide Lessor with a three (3) year prepaid Liability and Property damage insurance policy, naming Lessor as Primary insured. In the event the Lessor should lease the Premises prior to expiration of said Insurance Policy, the Lessor hereby waives any right to a refund of pre-paid premiums.

          (f) In consideration of such early termination, if Lessee provides Lessor with three (3) years advance written notice, Lessee shall pay Lessor an amount equal to six (6) months pro rata portion of the following year's Base Rent; or if Lessee provides Lessor with two (2) years advance written notice, Lessee shall pay Lessor an amount equal to one (1) years' Base Rent, based on the rent for the subsequent lease year; or if Lessee provides Lessor with One
(1) year or less, advance written notice, Lessee shall pay Lessor an amount equal to two (2) years Base Rent, based on the rent for the subsequent lease year.

     22.3 Proration of Rent. Upon cancellation or termination for any reason Rent shall not be pro-rated unless specifically stipulated elsewhere in this document.

                                   ARTICLE 23
                                  MISCELLANEOUS

     23.1 Rights. This Lease grants Lessee only those rights expressly and unequivocally granted herein and Lessor retains and reserves all other rights in the Premises.

     23.2 Binding Effect. Each provision of this Lease shall extend to, be binding on and inure to the benefit of not only Lessee but each of its respective heirs, administrators, executors, successors and assigns. When reference is made in this Lease to either "Lessor" or "Lessee", the reference shall be deemed to include, wherever applicable, the heirs, administrators, executors, successors and assigns of the parties. This Lease shall be binding upon all subsequent owners of the Premises, and of any interest or estate therein or lien or encumbrance thereon.

     23.3 No Partnership. The relationship of the parties is that of Lessor and Lessee, and it is expressly understood and agreed that Lessor does not in any way or for any purpose become a partner of Lessee or a joint venturer with Lessee in the conduct of Lessee's business or otherwise, and that the provisions of any agreement between Lessor and Lessee relating to Rent are made solely for the purpose of providing a method by which Rent is to be measured and ascertained.

     23.4 Quitclaim Upon Termination. After the expiration, cancellation, or termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor within thirty (30) days after written demand from Lessor to Lessee, any document requested by Lessor quitclaiming any right, title or interest in the Leasehold to Lessor or other document required by any reputable title company to remove the cloud of this Lease from the Premises; provided, however, such document shall not act to diminish or terminate any rights of the owner of Improvements to remove the Improvements as set forth herein.

     23.5 Titles. The titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of the Lease.

     23.6 Notices. Any notice to be given or other document to be delivered to Lessee or Lessor hereunder shall be in writing and delivered to Lessee or Lessor by depositing same in the United States Mail, with prepaid postage thereon and addressed as follows:

     TO Lessor: Arizona State Land Department
                     1616 West Adams Street - First Floor
                     Phoenix, Arizona 85007

     TO Lessee: Address of Record, with a copy to all Leasehold Mortgagees

Lessee must notify Lessor by written notice of any change in address within thirty (30) days. Lessor may, by written notice to Lessee designate a different address. A copy of any notice to Lessee shall also be given to all Leasehold Mortgagees. Notice shall be deemed given upon delivery in case of personal delivery or 5 days following deposit in the U.S. Mails.

     23.7 No Promise To Sell. Lessee acknowledges that it has not been induced to enter into this Lease by any promise from Lessor or any of its agents, servants or employees that the Parcel will be offered for sale at any time.

     23.8 Cancellation. Lessor may cancel this Lease within three (3) years of execution, without penalty or further obligation, if any person significantly involved in initiating, negotiating, securing, drafting or creating the Lease on behalf of Lessor or any of its departments or agencies is, at any time while the Lease or any extension of the Lease is in effect, an employee of any other party to the Lease in any capacity, or a consultant to any other party of the Lease with respect to the subject matter of the Lease. The cancellation shall be effective when written notice from the Governor is received by all other parties to the Lease unless the notice specifies a later time. This provision is subject to the statutory rights of all Leasehold Mortgagees as provided by law and the statutory limits on this right of cancellation.

     23.9 Applicable Law. This lease is subject to all current and subsequently enacted rules, regulations and laws applicable to State lands and to the rights and obligations of Lessors and Lessees. No provision of this Lease shall create any vested right in Lessee except as otherwise specifically provided in this Lease.

     23.10 Amendment. This Lease may be amended only as permitted by law, in writing and upon agreement by Lessor and Lessee.

     23.11 Attorneys' Fees. In any action arising out of this Lease, the prevailing party is entitled to recover reasonable attorneys' fees and costs in addition to the amount of any judgment, costs and other expenses as determined by the court. In the case of Lessor, reasonable attorneys' fees shall be calculated at the reasonable market value for such services when rendered by private counsel, notwithstanding that it is represented by the Arizona Attorney General's Office or other salaried counsel.

     23.12 Execution. This document is submitted for examination. This is not an option or offer to lease or grant a permit. This document shall have no binding effect on the parties unless and until executed by Lessor (after execution by the Lessee), and a fully executed copy is delivered to the Lessee.

     23.13 Severability. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the Lease shall remain in full force and effect if such provision was not a material inducement to the benefitted party and the remaining provisions permit the parties to achieve the practical benefits of the arrangements contemplated hereby.

     23.14 Mortgagee Request. If any Leasehold Mortgagee to whom the Lessee proposes to make a Permitted Mortgage on Lessee's leasehold interest shall require as a condition to making any loan secured by such Permitted Mortgage that Lessor agree to amend this Lease, then Lessor expressly agrees that it will make the requested amendments; provided that, the amendments do not impair Lessor's interests and can be legally effected without conducting a public hearing or advertising and offering this Lease as so amended at any public auction.

     23.15 Memorandum. The parties shall execute and Lessee shall cause to be recorded, at Lessee's option, a memorandum of this Lease suitable for recording purposes, in the Official Records of Maricopa County, Arizona. The Lessee shall be responsible for preparing and recording the necessary documents and all costs associated therewith.

     23.16 Cooperation. The parties hereto agree to fully and reasonably cooperate so as to allow Lessee to develop the Parcel consistent with this Lease and the applicable zoning. Lessor's cooperation shall not include any obligation on the part of Lessor to expend any monies on behalf of Lessee. Lessor's cooperation shall include, but not be limited to, cooperation by executing applications and petitions for any zoning and rezoning in accordance with
Article 6, and cooperation by executing such other and further documents as may be reasonably required by Lessee to carry out the intent of the parties contemplated by this Lease.

     23.17 Construction. The parties acknowledge that they have both had the benefit of legal counsel in negotiating and drafting this lease. They therefore agree that, notwithstanding anything contained herein to the contrary, this Lease and all of its terms, provisions and conditions shall be construed fairly and not against either Lessor or the Lessee.

     23.18 Governing Law. Since the parcel is situated in Arizona, this Lease shall be governed by, construed and enforced in accordance with the laws of the State of Arizona. Any legal proceeding arising out of this Lease shall be brought in the Superior Court of Arizona, Maricopa County.

IN WITNESS HEREOF, the parties hereto have signed this Lease, effective the day and year set forth previously herein.

LESSOR:                                 LESSEE:

STATE OF ARIZONA                        FAILURE ANALYSIS ASSOCIATES, INC.
Arizona State Land Department


By: /s/ Illegible                       By: /s/ Michael R. Gaulke
    --------------------------------        ---------------------------------
                                        Its: President & C.E.O.

DATED this 15th Day of February 1998.   DATED this 10th Day of February 1998.

                                   EXHIBIT A

                         ARIZONA STATE LAND DEPARTMENT
                             LEGAL DESCRIPTION FORM
================================================================================

SUBMITTED TO: JOEL GILMORE                      THIS IS TO CERTIFY THAT THIS
REFERENCE: 03-53542                             LEGAL DESCRIPTION WAS
                                                PREPARED UNDER MY DIRECTION.


THE ENGINEERING AND MAPPING SECTION HEREBY
SUBMITS THE LEGAL DESCRIPTION OF LANDS REQUIRED
AND LOCATED IN:
SEC. 7 TWP. 4N RGE. 3E co. MARICOPA
================================================================================

LEGAL DESCRIPTION:

THAT PORTION OF LOT 4, AND THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER (SE1/4SW1/4) AND THE SOUTH HALF OF THE SOUTHEAST QUARTER (S1/2SE1/4) OF SECTION 7, TOWNSHIP 4 NORTH, RANGE 3 EAST, OF THE GILA AND SALT RIVER MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 7; THENCE N00 DEG.04'43"W ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER 55.00 FEET, THENCE S89 DEG.50'
28 "E, PARALLEL WITH AND 55.00 FEET NORTH OF THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 40.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE N00 DEG.04'43"W, PARALLEL WITH AND 40.00 FEET EAST OF SAID WEST LINE A DISTANCE OF 1236.27 FEET,
THENCE N89 DEG.41'48"E PARALLEL WITH AND 30.00 FEET SOUTH OF THENORTH
LINE OF THE SOUTH HALF OF SAID SOUTHWEST QUARTER A DISTANCE OF 2483.57 FEET TO A POINTON THE NORTH-SOUTH MIDSECTION LINE OF SAID SECTION 7,
THENCE N89 DEG.41'45"E PARALLEL WITH AND 30.00 FEET SOUTH OF THE NORTH LINE
OF SAID SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 7, A DISTANCE OF 2630.20 FEET,
THENCE S03DEG.08'52"W, PARALLEL WITH AND 55.00 FEET WEST OF THE EAST LINE OF SAID SOUTH HALFA DISTANCE OF 1279.09 FEET,
THENCE N89DEG.50'44"W, PARALLEL WITH AND 55.00 FEET NORTH OF THE SOUTH
LINE OF SAID SECTION 7, A DISTANCE OF 2596.45 FEET TO A POINT ON SAID NORTH-SOUTH MIDSECTION LINE,'
THENCE N89DEG.50'28"W, PARALLEL WITH AND 55.00 FEET NORTH OF THE SAID SOUTH
LINE A DISTANCE OF 2445.34 FEET TO THE POINT OF BEGINNING.

CONTAINING 146.49 ACRES MORE OR LESS.

----------------------------------------


T.B. LEGAL:                                     /s/ Illegible
M&B IN LOT4; SESW; S2SE 146.49 AC.              --------------------------------
                                                          SIGNATURE
                                                          10/14/97
                                                            DATE

                                                                SHEET /   OF /
                                                                       --     --